Exhibit 99.2


This Certification is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.


              Certification Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code


I, Susan Tomasky, the chief financial officer of

                           American Electric Power Company, Inc.
                                  AEP Generating Company
                                 AEP Texas Central Company
                                  AEP Texas North Company
                                 Appalachian Power Company
                              Columbus Southern Power Company
                              Indiana Michigan Power Company
                                  Kentucky Power Company
                                    Ohio Power Company
                            Public Service Company of Oklahoma
                            Southwestern Electric Power Company

(the "Companies"), certify that (i) the Quarterly Reports of the Companies on Form 10-Q for the quarterly period ended March 31, 2003 (the "Reports") fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Companies.


/s/ Susan Tomasky
-----------------

Susan Tomasky
May 14, 2003


A signed original of this written statement required by Section 906 has been provided to American Electric Power Company, Inc. and will be retained by American Electric Power Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.